UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2025

XAI Octagon Floating Rate & Alternative Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange
6.50% Series 2026 Term Preferred Shares (Liquidation Preference $25.00)	XFLTPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Mandatory Redeemable Preferred Shares

On October 21, 2025, XAI Octagon Floating Rate & Alternative Income Trust (NYSE: XFLT) (the “Trust”) entered into a securities purchase agreement (the “Purchase Agreement”) among the Trust and the purchasers named therein (the “Purchasers”), in connection with the issuance and sale of up to 7,300,000 shares of the Trust’s Series A Mandatory Redeemable Preferred Shares, liquidation preference of $10.00 (the “MRP Shares”), at a price equal to $10.00 per MRP Share, in two transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 on October 21, 2025 (the “First Closing”) and December 18, 2025 (the “Second Closing”).

On October 21, 2025, the Trust issued and sold to the Purchasers 5,000,000 MRP Shares. The Trust received net proceeds (before expenses) of approximately $50 million. The Trust intends to use such proceeds to refinance existing leverage, including through the redemption of the Trust’s outstanding 6.50% Series 2026 Term Preferred Shares, liquidation preference $25.00 per share (the “2026 Preferred Shares”), and for general corporate purposes.

In addition, pursuant to the Purchase Agreement, the Purchasers have agreed to purchase 2,300,000 additional MRP Shares at the Second Closing.

The MRP Shares have a liquidation preference of $10.00 per share. In the event of any liquidation, dissolution or winding up of the Trust’s affairs, holders of MRP Shares will be entitled to receive a liquidating distribution per share equal to the liquidation preference, plus an amount equal to all unpaid dividends and distributions on such share accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Trust, but excluding interest on any such distribution or payment.

The MRP Shares pay a quarterly dividend at an annual rate of 5.92% of the liquidation preference, or $0.592 per share, per year. The dividend rate is subject to adjustment under certain circumstances.

Cumulative cash dividends or distributions on each MRP Share are payable quarterly, when, as and if declared, or under authority granted, by the Board of Trustees of the Trust out of funds legally available for such payment. The Trust will pay dividends on the MRP Shares every January 31, April 30, July 31 and October 31, commencing on January 31, 2026.

The MRP Shares are senior securities that constitute shares of beneficial interest of the Trust. The MRP Shares rank senior to the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Trust’s affairs; equal in priority with the 2026 Preferred Shares and the Trust’s 6.95% Series II 2029 Convertible Preferred Shares, liquidation preference $25.00 per share (the “Series II 2029 Preferred Shares”) and all other future series of preferred shares the Trust may issue as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Trust’s affairs; and subordinate in right of payment to amounts owed under the credit agreement, dated March 21, 2025, between the Trust and BNP Paribas SA, and to the holder of any future senior indebtedness.

The Trust is required to redeem, out of funds legally available therefor, all outstanding MRP Shares on January 31, 2031, or the “Term Redemption Date,” at a price equal to the liquidation preference plus an amount equal to accumulated but unpaid dividends and distributions, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Term Redemption Date.

In addition, the Trust may, at its option, redeem in whole or in part out of funds legally available therefor, all, or any part of the MRP Shares in an amount not less than five percent of the MRP Shares then outstanding, from time to time, upon not less than 20 days nor more than 40 days notice to the holders thereof, at a price equal to the sum of the liquidation preference, plus an amount equal to accumulated but unpaid dividends and distributions, if any, (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for redemption, plus a “Make-Whole Amount” equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the liquidation preference of such MRP Shares as determined in accordance with the Purchase Agreement (which Make-Whole Amount in no event shall be less than zero); provided, however, that the Trust may, at its option, redeem the MRP Shares within 180 days prior to the Term Redemption Date at a price equal to the liquidation preference plus an amount equal to accumulated but unpaid dividends and distributions, if any, (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for redemption.

Additionally, if the asset coverage of the MRP Shares is less than or equal to 225% for any five business days within a ten-business day period, the Trust, upon not less than twelve days nor more than 40 days notice to the holders of MRP Shares, may redeem an amount of MRP Shares which results in the MRP Shares having an asset coverage percentage of more than 250% pro forma for such redemption, at a price equal to the sum of the liquidation preference, plus an amount equal to accumulated but unpaid dividends and distributions, if any, (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for redemption, plus an amount equal to the lesser of (1) two percent of the liquidation preference amount or (2) the Make-Whole Amount as defined above. The amount of MRP Shares which may be redeemed

If the Trust fails to maintain asset coverage of at least 200% with respect to the MRP Shares as of the close of business on any Friday (or, if such date is not a business day, the next preceding business day), and such failure is not cured by the close of business on the date that is thirty (30) calendar days following such date (such date the “Asset Coverage Cure Date”), then the Trust is required to redeem, within 40 calendar days of the Asset Coverage Cure Date, such number of MRP Shares equal to the lesser of (1) the product of (A) the quotient of the number of then-outstanding MRP Shares divided by the aggregate number of outstanding preferred shares of the Trust (including the MRP Shares) which are subject to an asset coverage test greater than or equal to 200% times (B) the minimum number of outstanding preferred shares of the Trust (including the MRP Shares) the redemption of which would result in the Trust having asset coverage of at least 200% with respect to the MRP Shares as of a date no later than the Asset Coverage Cure Date or (2) all of the outstanding MRP Shares.

The MRP Shares will not be listed on any exchange and may not be transferred without the consent of the Trust.

The foregoing description of the MRP Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the Statement of Preferences of Mandatory Redeemable Preferred Shares, filed herewith as Exhibit 3.1 and incorporated by reference herein, and the Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporate herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2025, the Trust adopted the Statement of Preferences of Mandatory Redeemable Preferred Shares (the “Statement of Preferences”) establishing and fixing the rights and preferences of the MRP Shares. The Statement of Preferences, as amended, authorizes 7,300,000 MRP Shares, liquidation preference $10.00 per share. A copy of the Statement of Preferences is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Statement of Preferences of Mandatory Redeemable Preferred Shares

10.1	Purchase Agreement, dated October 21, 2025, among the Trust and the Purchasers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TRUST

Date: October 23, 2025	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer

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